UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2009

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

On September 24, 2008, the Board of Directors of IdeaEdge, Inc. (our “Company”) approved changing our Company’s name from IdeaEdge, Inc. to Socialwise, Inc.  The change in our corporate name was proposed in order to better reflect our future expected business strategy and the markets that we intend to pursue.  In accordance with the Colorado Business Corporations Act, we were required to receive the approval of the holders of our Company’s common stock representing a majority of our shares of common stock outstanding in order to amend our Amended and Restated Articles of Incorporation to make the change of our Company’s name effective.

On March 20, 2009, our Company’s shareholders approved the change of our Company’s name to Socialwise, Inc. by a vote of 28,528,035 in favor and 100,359 against (such vote in favor being in excess of the number required for approval).  Accordingly, we initiated the procedures necessary to change our legal corporate name in our Company’s state of incorporation, Colorado.  The legal name change took effect on May 1, 2009.  On that date, our legal name was changed and is now identical to that of our operating subsidiary, Socialwise, Inc. (a California corporation doing business under that name).

The rules of the OTC Bulletin Board® on which our stock currently trades also require that we provide notice to NASDAQ and Financial Industry Regulatory Authority (“FINRA”) regarding the name change.  We have provided this notice, and in addition to providing certain mandated additional documentation requested by NASDAQ and/or FINRA, NASDAQ and/or FINRA must undertake its review prior to assigning the Company a new symbol for the OTC Bulletin Board®.  We are currently not able to determine when NASDAQ and/or FINRA will complete its review, and therefore cannot determine when our stock symbol may change to reflect the new Company name.  We plan to issue another Form 8-K with the information on the new stock symbol once we receive an update from NASDAQ and/or FINRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.
/s/ Jonathan Shultz
Dated: May 1, 2009	By:
Jonathan Shultz Chief Financial Officer

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